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                                                          Exhibit 99.1

[LOGO]AEHR TEST SYSTEMS

FOR IMMEDIATE RELEASE

Contact:
Gary Larson
Chief Financial Officer
(510) 623-9400 x321

AEHR TEST SYSTEMS REPORTS FINANCIAL RESULTS
FOR FOURTH QUARTER FISCAL 2011

Fremont, CA (July 19, 2011) - Aehr Test Systems (Nasdaq: AEHR), a worldwide supplier of semiconductor test and burn-in equipment, today announced financial results for the fourth quarter and full-year ended May 31, 2011.

Net sales were $3.7 million in the fourth quarter of fiscal 2011, compared with $3.6 million in the fourth quarter of fiscal 2010. Fiscal 2011 full-year product sales were $13.7 million, compared to fiscal 2010 product sales of $8.9 million. Fiscal 2011 full-year net sales were $13.7 million, compared to net sales of $11.7 million in fiscal 2010 which included the positive impact of $2.7 million resulting from cancellation charges related to the Spansion bankruptcy claims.

Commenting on the fourth quarter and full-year results, Rhea Posedel, chairman and chief executive officer of Aehr Test Systems, said, "We took steps in the right direction during fiscal 2011 and demand for our products continues to improve. On a year-over-year basis, fourth quarter product sales increased slightly, while full-year product sales were 54% higher than the previous year. During the fourth quarter, we benefitted from over $2 million in follow-on orders for FOXTM-1 WaferPak contactors for wafer sort testing. We believe that these orders are an indication of the cost and through-put benefits that can be achieved utilizing our FOX-1 full-wafer test products."

Aehr Test reported a net loss of $144,000, or $0.02 per diluted share, in the fourth quarter of fiscal 2011. This compares to a net loss of $819,000, or $0.09 per diluted share, in the fourth quarter of fiscal 2010. Net loss in the fourth quarters of fiscal 2011 and fiscal 2010 included proceeds related to the Spansion bankruptcy claims of approximately $677,000 and $120,000, respectively. Net loss for the year ended May 31, 2011 was $3.4 million, or $0.38 per diluted share, compared with a net loss of $481,000, or $0.06 per diluted share, in fiscal 2010. Net loss in fiscal 2011 and fiscal 2010 included aggregate proceeds related to the Spansion bankruptcy claims of approximately $832,000 and $6.7 million, respectively. As of May 31, 2011, the company's backlog was $5.8 million, compared with $2.5 million at May 31, 2010.

Posedel concluded, "Looking ahead, we remain confident that our operating momentum will continue into fiscal 2012. The potential sales opportunities we see for ABTSTM systems and FOX products in fiscal 2012 are very encouraging."


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Aehr Test Systems Reports Fourth Quarter Fiscal 2011 Results
July 19, 2011
Page 2 of 5

Management Conference Call
Management of Aehr Test will host a conference call and webcast today, July 19, 2011 at 5:00 p.m. Eastern (2:00 p.m. Pacific) to discuss the Company's fourth quarter and fiscal 2011 full year operating results. The conference call will be accessible live via the internet at www.aehr.com. Please go to the website at least 15 minutes before start time to register, download and install any necessary audio software. A replay of the webcast will be available at www.aehr.com for 90 days.

About Aehr Test Systems
Headquartered in Fremont, California, Aehr Test Systems is a worldwide provider of systems for burning-in and testing DRAMs, flash and other memory and logic integrated circuits and has an installed base of more than 2,500 systems worldwide. Aehr Test has developed and introduced several innovative products, including the ABTS, FOX and MAX systems and the DiePak carrier.
The ABTS system is Aehr Test's newest system for packaged part test during burn-in for both low-power and high-power logic as well as all common types of memory devices. The FOX system is a full wafer contact test and burn-in system. The MAX system can effectively burn-in and functionally test complex devices, such as digital signal processors, microprocessors, microcontrollers and systems-on-a-chip. The DiePak carrier is a reusable, temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of bare die. For more information, please visit the Company's website at www.aehr.com.

Safe Harbor Statement
This release contains forward-looking statements that involve risks and uncertainties relating to projections regarding revenues, net sales and customer demand and acceptance of Aehr Test's products. Actual results may vary from projected results. These risks and uncertainties include without limitation, world economic conditions, the state of the semiconductor equipment market, the Company's ability to maintain sufficient cash to support operations, the impact of the Japanese earthquake and tsunami upon the Company's operations, acceptance by customers of Aehr Test's technologies, acceptance by customers of the systems shipped upon receipt of a purchase order, the ability of new products to meet customer needs or perform as described and the Company's development and manufacture of a commercially successful wafer-level test and burn-in system. See Aehr Test's recent 10-K, 10-Q and other reports from time to time filed with the U.S. Securities and Exchange Commission for a more detailed description of the risks facing our business. The Company disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

                       [Financial Tables to Follow]

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Aehr Test Systems Reports Fourth Quarter Fiscal 2011 Results
July 19, 2011
Page 3 of 5


                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Condensed Consolidated Statements of Operations
                        (in thousands, except per share data)
                                   (unaudited)

                                         Three Months Ended      Year Ended
                                               May 31,             May 31,
                                         ------------------  -----------------
                                           2011      2010      2011     2010
                                         --------  --------  -------- --------
Net sales:
  Product sales.......................    $ 3,749   $ 3,567   $13,737  $ 8,934
  Cancellation charges................         --        --        --    2,740
                                         --------  --------  -------- --------
    Total net sales...................      3,749     3,567    13,737   11,674
Cost of sales.........................      2,140     1,771     8,225    5,571
                                         --------  --------  -------- --------
Gross profit..........................      1,609     1,796     5,512    6,103
                                         --------  --------  -------- --------
Operating expenses:
  Selling, general and administrative.      1,465     1,494     5,964    6,094
  Research and development............      1,190     1,288     4,567    4,758
  Gain on bankruptcy claim............       (677)     (120)     (832)  (3,993)
                                         --------  --------  -------- --------
    Total operating expenses..........      1,978     2,662     9,699    6,859
                                         --------  --------  -------- --------
    Loss from operations..............       (369)     (866)   (4,187)    (756)

Interest income.......................         --         1         3        5
Other income, net.....................        169        64       762      131
                                         --------  --------  -------- --------
    Loss before income tax
    expense (benefit).................       (200)     (801)   (3,422)    (620)

Income tax expense (benefit)..........        (56)       18       (49)    (139)
                                         --------  --------  -------- --------
    Net loss..........................    $  (144)  $  (819)  $(3,373) $  (481)
                                         ========  ========  ======== ========

Net loss per share
    Basic.............................    $ (0.02)  $ (0.09)  $ (0.38) $ (0.06)
    Diluted...........................    $ (0.02)  $ (0.09)  $ (0.38) $ (0.06)

Shares used in per share calculations:
    Basic.............................      8,880     8,631     8,776    8,563
    Diluted...........................      8,880     8,631     8,776    8,563





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Aehr Test Systems Reports Fourth Quarter Fiscal 2011 Results
July 19, 2011
Page 4 of 5

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Reconciliation of GAAP and Non-GAAP Results
                      (in thousands, except per share data)
                                   (unaudited)

                                                Three Months Ended     Year Ended
                                                      May 31,            May 31,
                                                ------------------  -----------------
                                                  2011      2010      2011     2010
                                                --------  --------  -------- --------
GAAP net loss .................................  $  (144)  $  (819)  $(3,373) $  (481)
Gain on bankruptcy claim1......................     (677)     (120)     (832)  (3,993)
Cancellation charges1..........................       --        --        --   (2,740)
Stock compensation expense.....................      212       325       947    1,733
                                                --------  --------  -------- --------
Non-GAAP net loss..............................  $  (609)  $  (614)  $(3,258) $(5,481)
                                                ========  ========  ======== ========

GAAP net loss per diluted share................  $ (0.02)  $ (0.09)  $ (0.38) $ (0.06)
                                                ========  ========  ======== ========
Non-GAAP net loss per diluted share............  $ (0.07)  $ (0.07)  $ (0.37) $ (0.64)
                                                ========  ========  ======== ========
Shares used in diluted shares calculation......    8,880     8,631     8,776    8,563
                                                ========  ========  ======== ========

________________________________________________________________________


1 The Company filed claims in the Spansion U.S. and Spansion Japan bankruptcy actions. In the first quarter of fiscal 2010, the Company sold a portion of its Spansion U.S. bankruptcy claim to a third party for net proceeds of approximately $3.3 million and recorded the amount as a reduction of operating expenses. In the third quarter of fiscal 2010, the Company sold the remaining balance of its Spansion U.S. bankruptcy claim for net proceeds of approximately $4.6 million and recorded $2.7 million as revenue related to cancellation charges, $1.3 million as deferred revenue, and $0.6 million as a reduction of operating expenses. In the fourth quarter of fiscal 2010, the Company received the remaining payment of $0.1 million due from its Q1 bankruptcy claim and recognized the amount as a reduction of operating expenses. In the first quarter of fiscal 2011, the Company's Japanese subsidiary received approximately $155,000 in proceeds from the Spansion Japan bankruptcy claim and recorded the amount as a reduction of operating expenses. In the fourth quarter of fiscal 2011, the Company's Japanese subsidiary received approximately $677,000 in proceeds from the Spansion Japan bankruptcy claim and recorded the amount as a reduction of operating expenses.

Non-GAAP net income is a non-GAAP measure and should not be considered a replacement for GAAP results. Non-GAAP net income is a financial measure the Company uses to evaluate the underlying results and operating performance of the business. The limitation of this measure is that it excludes items that impact the Company's current period net income. This limitation is best addressed by using this measure in combination with net income (the most comparable GAAP measure).


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Aehr Test Systems Reports Fourth Quarter Fiscal 2011 Results
July 19, 2011
Page 5 of 5

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                         Condensed Consolidated Balance Sheets
                         (in thousands, except per share data)
                                     (unaudited)

                                                            May 31,        May 31,
                                                             2011           2010
                                                         -----------    -----------
ASSETS
Current assets:
  Cash and cash equivalents ..........................       $ 4,020        $ 7,766
  Accounts receivable, net............................         1,432            596
  Inventories, net....................................         4,958          3,635
  Prepaid expenses and other .........................           161            445
                                                         -----------    -----------
      Total current assets ...........................        10,571         12,442

Property and equipment, net ..........................           954          1,504
Other assets..........................................           558            528
                                                         -----------    -----------
      Total assets ...................................       $12,083        $14,474
                                                         ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable ...................................       $   885        $   703
  Accrued expenses ...................................         1,434          1,626
  Deferred revenue ...................................           221            286
                                                         -----------    -----------
      Total current liabilities ......................         2,540          2,615

Income tax payable....................................           204            298
Deferred lease commitment ............................           238            280
                                                         -----------    -----------
      Total liabilities ..............................         2,982          3,193

Shareholders' equity .................................         9,101         11,281
                                                         -----------    -----------
      Total liabilities and shareholders' equity .....       $12,083        $14,474
                                                         ===========    ===========








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